EXHIBIT 32.1
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of ION Media Networks, Inc., that, to his knowledge, the Quarterly Report of ION Media Networks, Inc. on Form 10-Q for the period ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ION Media Networks, Inc.

/s/ R. Brandon Burgess	/s/ Richard Garcia
R. Brandon Burgess	Richard Garcia
Chief Executive Officer and President	Senior Vice President and Chief Financial Officer
(principal executive officer)	(principal financial officer)
Date: May 15, 2007
A signed original of this statement has been provided to ION Media Networks, Inc. and will be retained by ION Media Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.